EXHIBIT 99.1

MEDIA CONTACT:
Sandy Pfaff
Pfaff PR for Bank of Marin
415.819.7447 | sandy@pfaffpr.com

Bank of Marin Bancorp to Webcast Q4 Earnings Monday, January 27 at 8:30 a.m. PT

NOVATO, CA - (January 10, 2014) - Bank of Marin Bancorp (NASDAQ: BMRC) will webcast its fourth quarter earnings call on Monday, January 27, 2014 at 8:30 a.m. PT/ 11:30 a.m. ET.

All interested parties are invited to listen to Bank of Marin’s President and Chief Executive Officer, Russell A. Colombo, and Executive Vice President and Chief Financial Officer, Tani Girton, who will discuss the highlights of its fiscal fourth quarter and year ended December 31, 2013.

Investors will have the opportunity to listen to the conference call online through Bank of Marin’s web site at http://www.bankofmarin.com under “Latest Press and News.” To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at the same website location shortly after the call.

About Bank of Marin Bancorp
Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp (NASDAQ: BMRC), is the premier community and business bank in Marin County with 21 offices in Marin, San Francisco, Napa, Sonoma and Alameda counties. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting local businesses in the community. Incorporated in 1989, Bank of Marin has received the highest five star rating from Bauer Financial for more than fourteen years (www.bauerfinancial.com) and has been recognized for several years as one of the "Best Places to Work in the North Bay" by the North Bay Business Journal and one of the “Top Corporate Philanthropists" by the San Francisco Business Times. With assets in excess of $1.7 billion, Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and has been recognized as a Top 200 Community Bank for the past five years by US Banker Magazine. For more information, go to www.bankofmarin.com.
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